EXHIBIT 10.1

WAIVER

May 11, 2018

Reference is made to the Amended and Restated Bye-laws of RenaissanceRe Holdings Ltd. (the “Bye-laws”). Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Bye-laws.

Each party hereto acknowledges that Bye-law 46A of the Bye-laws provides, except as otherwise set forth therein, that no Person shall be permitted to own or control shares in the Company to the extent that such Person or any other Person will be considered to own or control Controlled Shares, as the Board may determine in its sole discretion, if the result would be to render such Person or any other Person a Ten Percent Shareholder or cause the Company to become a “controlled foreign corporation” within the meaning of Section 957 of the U.S. Internal Revenue Code.

The Vanguard Group, Inc. (the “Investor”), on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that Bye-law 46A of the Bye-laws provides that all Controlled Shares which a Person may own or control which carry in excess of 9.9% of the voting rights of all the issued and outstanding capital shares of the Company, as the Board may determine in its sole discretion, shall carry no voting rights whatsoever in the hands of the Member actually owning such shares for the purpose of the calculation of any vote which may or which is required to be taken at any general meeting of the Company for any purpose.

In light of the foregoing, RenaissanceRe Holdings Ltd. waives the restrictions on the acquisition of ownership in Bye-law 46A of the Bye-laws with respect to the Investor up to a maximum of shares representing 15% of the shares of the Company outstanding at any time of measurement, provided that such waiver is revocable by the Company for any reason upon 30 days’ notice, including the fact that another Person is or may become a Ten Percent Shareholder or may cause the Company to become a “controlled foreign corporation” within the meaning of Section 957 of the U.S. Internal Revenue Code, as the Board may determine in its sole discretion. The parties shall reasonably cooperate with each other, and shall reasonably share such appropriate information, to effectuate the calculation of the voting rights attributed to shares owned or controlled by the Investor such that the aggregate voting power thereof does not in respect of any such vote or solicitation exceed 9.9% in respect of any vote or solicitation relating to the Company.

We have called to your attention that Maryland law requires prior notice and the Maryland Insurance Administration approval of acquisitions of control of a Maryland-domestic insurer, such as our subsidiary Renaissance Reinsurance U.S. Inc. or an entity directly or indirectly controlling a Maryland-domestic insurer, including its holding company. We understand that any purchaser of 10% or more of the outstanding voting securities of an insurance company, its holding company or any other entity directly or indirectly controlling the insurance company is presumed to have acquired control, unless the presumption is rebutted. Similar requirements may pertain to 10% ultimate parent ownership of a Lloyd’s managing agent, Lloyd’s corporate member, Irish insurance company, or under the regulatory regimes of other jurisdictions in which entities we own or have invested in may be regulated. Beneficial ownership under the securities law does not always equate to purchase or control under insurance law or regulation and we encourage you to seek your own counsel.

In addition, we have agreed to send to the Investor information about the Company relating to its other direct and indirect ownership holdings and related jurisdictions, which may not be publicly available and which may relate in whole or in part to minority investments of the Company. The Investor agrees to keep such information strictly confidential, to retain it to the greatest extent practicable within the Investor’s legal and compliance function, and to utilize such information solely for the purpose of analyzing potential regulatory requirements of the Investor with respect to its investment in the Company.

IN WITNESS WHEREOF, the undersigned has caused this Waiver to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.

RENAISSANCERE HOLDINGS LTD.

By: /s/ Stephen H. Weinstein
Name: Stephen Weinstein
Title: Senior Vice President, Group General Counsel

ACKNOWLEDGED AND AGREED:

THE VANGUARD GROUP, INC.

By: /s/ Glenn Booraem
Name: Glenn Booraem
Title: Principal